Exhibit 99.1

Meso Numismatics Signs Binding - Letter Of Intent To Acquire Costa Rican Based Green Pay

LAS VEGAS, NV, July 15, 2019 (GLOBE NEWSWIRE) -- via NEWMEDIAWIRE – Meso Numismatics, Inc. (“Meso Numismatics” or the “Company”) (OTC: MSSV), a technology and numismatic company specializing in the Meso Region, including Central America and the Caribbean, announced today that the Company has entered into a binding Letter of Intent (the “LOI”), subject to the consummation of a definitive purchase agreement, to purchase Costa Rican based Arkksoft Smart Solutions S.A. (d/b/a Green Pay), a company that specializes in merchant credit card processing.

“Over the past few months, we have worked diligently to complete a merger and/or acquisition that we believe would benefit the shareholders of Meso,” stated Melvin Pereira, President of Meso Numismatics. “To that end, we have entered into a LOI, subject to the consummation of a definitive purchase agreement, to formally acquire 51% of the membership interests of Green Pay. With this acquisition, we anticipate owning a controlling interest in one of the largest payment processors in Latin America; to which will become an exclusive processor for the Meso App.”

According to the terms of the deal, Meso is expected to acquire 51% of the membership units of Green Pay, in exchange for a [to be determined] amount of Series BB Preferred shares of the Company, contingent upon the Company raising a sufficient amount of capital in the future. Additionally, the Company will have the option to repurchase a portion of the Series BB Preferred shares.

Pereira continued, “This acquisition is an opportunity for Meso to expand into the payment processing market. We look forward to leveraging the synergies between our companies and help to scale Green Pay’s operations throughout the Meso Region.”

The Company is expected to move forward with a formal purchase agreement over the coming weeks and will keep shareholders apprised of the progress.

For more information, please visit the Company’s website, www.MesoNumismatics.com or email info@MesoCoins.com.

About Meso Numismatics, Inc.

Meso Numismatics is a numismatic company specializing in the Meso Region, including Central America and the Caribbean. The Company has become the main hub for rare, exquisite, and valuable inventory, not only from the Meso Region but also from around the world. Meso is the only Company in the Central American-Caribbean region that is an on-the-ground registered dealer with the Numismatic Guaranty Company (NGC) and the Paper Money Guaranty (PMG).

Meso Numismatics not only boasts a selection of rare inventory, but the Company also has a specialized App for banknote recognition, available on Google Play and the Apple App Store.

Meso Numismatics continues its partnership with eBay (https://www.ebay.com/str/mesonumismatics). The Company continues to partner with some of the largest auction houses in the world for the sale of the Company’s rarer inventory.

To view the Award-Winning PMG Set of Meso Numismatics, please visit www.mesopmgset.com.

For more information, please visit www.MesoNumismatics.com or call (800) 889-9509 for personalized customer service.

Forward-Looking Statements:

Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings.

Investor/Media Contact:

Meso Numismatics Customer Service

(800) 889-9509

info@mesocoins.com